Exhibit 99.1

      Pier 1 Imports, Inc. Announces Annual Shareholder Meeting

    FORT WORTH, Texas--(BUSINESS WIRE)--March 27, 2007--Pier 1
Imports, Inc. (NYSE:PIR) announced today that April 30, 2007, is the record date for its Annual Shareholders' Meeting to be held June 28, 2007.

    Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1
Imports(R) stores in 49 states, Puerto Rico, Canada, and Mexico and Pier 1 Kids(R) stores in the United States. Information about the
Company is available on www.pier1.com.


    CONTACT: Pier 1 Imports, Inc.
             Cary Turner, 817-252-8400